UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2021

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST
2021-A

(Issuing Entity with respect to Securities)

(Central Index Key Number: 0001863708)

WORLD OMNI FINANCIAL CORP.

(Sponsor with respect to Securities)

(Central Index Key Number: 0001004150)

WORLD OMNI AUTO LEASING LLC

(Depositor with respect to Securities)

(Central Index Key Number: 0001439697)

Delaware	333-231740-05	90-0399122
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(Registrant’s IRS Employer Identification No.)

250 Jim Moran Boulevard

Deerfield Beach, FL 33442

(Address of principal executive offices of registrant, including zip code)

Registrant’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 21, 2021 (the “Closing Date”), World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), entered into an amended and restated Trust Agreement, a copy of which is filed as an exhibit hereto, with U.S. Bank Trust National Association, as owner trustee (the “Owner Trustee”), relating to World Omni Automobile Lease Securitization Trust 2021-A (the “Issuing Entity”), a Delaware statutory trust created on May 20, 2021. On the Closing Date, World Omni LT (the “Titling Trust”), Auto Lease Finance LLC (the “Initial Beneficiary”), AL Holding Corp. (the “Closed-End Collateral Agent”) and U.S. Bank National Association (the “Closed-End Administrative Agent”) entered into an Exchange Note Supplement, a copy of which is filed as an exhibit hereto, pursuant to which an exchange note secured by a pool of leases and the related leased vehicles was issued to the Initial Beneficiary. On the Closing Date, the Initial Beneficiary and the Depositor entered into an Exchange Note Sale Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the exchange note was sold from the Initial Beneficiary to the Depositor. On the Closing Date, the Depositor and the Issuing Entity entered into an Exchange Note Transfer Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the exchange note was sold from the Depositor to the Issuing Entity. On the Closing Date, World Omni Financial Corp., as servicer (the “Servicer”), the Titling Trust and the Closed-End Collateral Agent entered into an Exchange Note Servicing Supplement, a copy of which is filed as an exhibit hereto, pursuant to which the Servicer agreed to service the leases and related leased vehicles related to the exchange note. On the Closing Date, the Issuing Entity issued to the Depositor the asset-backed notes, Series 2021-A, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes (the “Class A Notes”) and Class B Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), having an aggregate original principal amount of $815,970,000, pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, between the Issuing Entity and Wilmington Trust, National Association, as indenture trustee (the “Indenture Trustee”), a copy of which is filed as an exhibit hereto. On the Closing Date, the Issuing Entity, the Indenture Trustee and World Omni Financial Corp., as administrator (the “Administrator”), entered into an Administration Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the Administrator agrees to perform certain duties and obligations of the Issuing Entity and the Owner Trustee under the transaction documents. On the Closing Date, the Issuing Entity, the Servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”), entered into an Asset Representations Review Agreement, a copy of which is filed as an exhibit hereto, pursuant to which the Asset Representations Reviewer agreed to perform, upon satisfaction of certain trigger events, reviews of certain leases for compliance with the representations and warranties made about such leases.

Interest on the Notes will be distributed on each Payment Date (as defined in the Indenture). Monthly distributions in reduction of the principal amount of the Notes will be allocated to the Notes in accordance with the priorities set forth in the Indenture.

Item 9.01.	Financial Statements and Exhibits.

INDEX OF EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of July 21, 2021, by and between World Omni Automobile Lease Securitization Trust 2021-A, as issuing entity, and Wilmington Trust, National Association, as indenture trustee.

Exhibit 10.1	Exchange Note Sale Agreement, dated as of July 21, 2021, by and between Auto Lease Finance LLC, as seller, and World Omni Auto Leasing LLC, as buyer.

Exhibit 10.2	Exchange Note Transfer Agreement, dated as of July 21, 2021, by and between World Omni Auto Leasing LLC, as depositor, and World Omni Automobile Lease Securitization Trust 2021-A, as issuing entity and buyer.

Exhibit 10.3	2021-A Exchange Note Supplement to Collateral Agency Agreement, dated as of July 21, 2021, by and among World Omni LT, as borrower, Auto Lease Finance LLC, as initial beneficiary, AL Holding Corp., as closed-end collateral agent, and U.S. Bank National Association, as closed-end administrative agent.

Exhibit 10.4	Exchange Note Servicing Supplement 2021-A to Closed-End Servicing Agreement, dated as of July 21, 2021, by and among World Omni Financial Corp., as servicer, World Omni LT, as titling trust, and AL Holding Corp., as closed-end collateral agent.

Exhibit 99.1	Trust Agreement, dated as of July 21, 2021, by and between World Omni Auto Leasing LLC, as depositor, and U.S. Bank Trust National Association, as owner trustee.

Exhibit 99.2	Administration Agreement, dated as of July 21, 2021, by and among World Omni Automobile Lease Securitization Trust 2021-A, as issuing entity, World Omni Financial Corp., as administrator, and Wilmington Trust, National Association, as indenture trustee.

Exhibit 99.3	Asset Representations Review Agreement, dated July 21, 2021, by and among World Omni Automobile Lease Securitization Trust 2021-A, as issuing entity, World Omni Financial Corp., as servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO LEASING LLC (Depositor)

Dated: July 21, 2021	By:	/s/ Ronald J. Virtue
	Name:	Ronald J. Virtue
	Its:	Assistant Treasurer